Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Form 10-KSB of Accufacts Pre-Employment Screening Inc. (the "Company") for the fiscal year ended December 31, 2004 (the "Report"), Philip Luizzo, Chairman, President, and Chief Executive Officer of the Company hereby certifies, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1)   to my knowledge, the Report fully complies with the requirements of
            Section 13(a) or 15(d) of he Securities Exchange Act of 1934; and
      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/S/ PHILIP LUIZZO
-----------------

Philip Luizzo

Chairman, Chief Executive Officer and President

March 31, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Accufacts Pre-Employment Screening, Inc. and will be retained by Accufacts Pre-Employment Screening and furnished to the Securities and Exchange Commission or its staff upon request.